INVESTMENT SUB-ADVISORY AGREEMENT

SCHEDULE A

AMENDED AS OF MAY 16, 2017

Fund	Effective Date	Initial Period End	Compensation Percentage

NuShares Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2018	50%

NuShares Short-Term REIT ETF	December 5, 2016	August 1, 2018	50%

NuShares ESG Large-Cap Growth ETF	December 7, 2016	August 1, 2018	50%

NuShares ESG Large-Cap Value ETF	December 7, 2016	August 1, 2018	50%

NuShares ESG Mid-Cap Growth ETF	December 7, 2016	August 1, 2018	50%

NuShares ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2018	50%

NuShares ESG Small-Cap ETF	December 7, 2016	August 1, 2018	50%

NuShares Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF	March 9, 2017	August 1, 2018	50%

NuShares ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2018	50%

NuShares ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2018	50%

[SIGNATURE PAGE FOLLOWS]

  Signed:  May 16, 2017

NUVEEN FUND ADVISORS, LLC, a Delaware limited liability company By: /s/ Christopher M. Rohrbacher Title: Managing Director	TEACHERS ADVISORS, LLC, a Delaware limited liability company By: /s/ Rachel Zufall Title: Assistant Secretary

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